Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Dickie Walker Marine, Inc.	PondelWilkinson, Inc.

Gerald W. Montiel, Chairman and CEO	Rob Whetstone/Wade Huckabee
Todd Schmidt, CFO	(310) 279-5980
(760) 450-0360

Dickie Walker Marine Announces Filing of Registration Statement Regarding

Proposed Acquisition of Intelligent Energy Holdings

Oceanside, Calif. – May 13, 2005 – Dickie Walker Marine, Inc. (NasdaqSC: DWMA) today announced that it filed a Form S-4 registration statement with the U.S. Securities and Exchange Commission on May 10, 2005, containing the preliminary proxy statement/prospectus for the previously announced proposed acquisition of Intelligent Energy Holdings Plc. The parties intend to close the proposed transaction in the third quarter of the 2005 calendar year, subject to satisfaction of applicable regulatory requirements, stockholder approvals, and other conditions and pre-conditions to the offer.

In early February 2005, the board of directors of Dickie Walker reached an agreement with the board of directors of Intelligent Energy, a London-based energy solutions group focused on the commercialization of fuel cell technologies, on the terms of a proposed offer by Dickie Walker to acquire the entire outstanding share capital of Intelligent Energy. Subject to full acceptance of the proposed offer, after the acquisition former shareholders of Intelligent Energy would hold approximately 95 percent of Dickie Walker’s fully diluted stock, with the remaining approximately 5 percent of Dickie Walker’s fully diluted stock held by existing Dickie Walker stockholders. Post-transaction, the combined entity would be renamed Intelligent Energy Holdings, Inc., and Intelligent Energy’s management and shareholders would have operating and voting control.

About Intelligent Energy Holdings Plc

Intelligent Energy is an energy solutions group with a proprietary suite of new energy technologies, and is focused on commercializing energy services in hydrogen generation, fuel storage and power generation using proton exchange membrane (PEM) fuel cell technology. Intelligent Energy’s products and technologies provide solutions for global applications in the motive, distributed energy, military and portable markets.

Additional information on Intelligent Energy can be found at www.intelligent-energy.com.

About Dickie Walker Marine, Inc.

Dickie Walker Marine, Inc. designs and markets authentic lines of nautically-inspired apparel, gifts and decorative items. With a focus on quality, comfortable clothing and classic styling, the Dickie Walker brand is unique in its design and appeal. Dickie Walker apparel combines the look and quality fabrics of comfort apparel with nautically-inspired themes. The Dickie Walker line of lifestyle items features marine-themed decorative and functional accessories for the home, office and boat.

Where to Find Additional Information

The registration statement on Form S-4 filed by Dickie Walker Marine in connection with the transaction is available at the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov. DICKIE WALKER AND INTELLIGENT ENERGY SECURITYHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT DICKIE WALKER, INTELLIGENT ENERGY, THE TRANSACTION AND RELATED MATTERS.

In addition to the registration statement and the proxy statement/prospectus, Dickie Walker files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dickie Walker at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Investors and securityholders are able to obtain free copies of these documents through the SEC’s website at http://www.sec.gov. Free copies of the proxy statement/prospectus and related documents may also be obtained from Dickie Walker by mailing a request to Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, California 92054, attention: Todd Schmidt, telephone: (760) 450-0360. Dickie Walker’s filings with the SEC are also available to the public on the Dickie Walker website at www.dickiewalker.com or from commercial document retrieval services.

Not an Offer; Limited Jurisdiction

Dickie Walker may not distribute the proxy statement/prospectus to its stockholders and Intelligent Energy Holdings’ securityholders or complete the offer described above until the registration statement filed with the SEC is declared effective. This press release is not an offer to sell the securities described herein and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. If an offer is made, the offer will not be made to any shareholders in Canada, Australia and Japan, nor should offer materials be forwarded or transmitted in or into Canada, Australia or Japan.

This announcement does not amount to an announcement by Dickie Walker of a firm intention to make an offer for Intelligent Energy and there is no certainty that an offer will be made.

Forward-Looking Statements

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dickie Walker’s or Intelligent Energy’s or their respective management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future. These statements are based on current estimates and projections about the companies’ respective businesses, which are derived in part on assumptions of management, and are not guarantees of future performance, as such performance is difficult to predict. Such statements include statements regarding the expected retention of the Intelligent Energy management team and the timing of the transaction. It is important to note that Dickie Walker’s and Intelligent Energy’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include risks related to uncertainties in the timing of the regulatory processes upon which the transaction is contingent, failure to adequately address or reconcile all U.S. and U.K. regulatory requirements, and the dilutive effects of subsequent financings or acquisitions. Readers of this release are also referred to Dickie Walker’s previous public filings, available at http://www.sec.gov or upon request from Dickie Walker. Dickie Walker does not intend to update any of these forward-looking statements after the date of this release.